EX-23.1
         CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


Board of Directors
GameZnFlix, Inc.

We consent to the incorporation by reference of our independent auditors' report dated April 12, 2004 on the consolidated balance sheet as of December 31, 2003, and the related consolidated statements of operations, changes in stockholders' (deficit) and cash flows the year then ended, included in GameZnFlix, Inc.'s Form 10-KSB, into the Company's previously filed registration statement on Form S-8 POS (File No. 333-105157).

/s/ Smith and Company
Smith and Company
Salt Lake City, Utah
January 5, 2005